Exhibit 99.1

Intellia Therapeutics Names Brian Goff to its Board of Directors

CAMBRIDGE, Mass., June 14, 2024 – Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading clinical-stage gene editing company focused on revolutionizing medicine with CRISPR-based therapies, today announced the appointment of Brian Goff to its board of directors.

“We are very pleased to welcome Brian to our board of directors. Brian’s extensive global commercialization experience, coupled with his track record of success leading rare disease product launches, will be invaluable to Intellia as we commercialize our first CRISPR-based gene editing therapies for people with life-threatening diseases,” said Intellia President and Chief Executive Officer John Leonard, M.D. “We look forward to leveraging Brian’s first-hand experience to guide us through the exciting evolution from late-stage clinical development to a commercial organization as we continue to lead a new era in medicine.”

Mr. Goff joins the Intellia board of directors with over three decades of commercialization, operations and sales and marketing experience at leading biopharmaceutical companies. He is a seasoned and accomplished executive global leader focused on rare diseases. Since 2022, he has been the chief executive officer of Agios Pharmaceuticals and a member of its board of directors. He previously served as executive vice president, chief commercial and global operations officer of Alexion Pharmaceuticals until its acquisition by AstraZeneca in 2021. Prior to Alexion, Mr. Goff was chief operating officer and a member of the board of directors of Neurovance until its acquisition by Otuska Pharmaceuticals. Before joining Neurovance, Mr. Goff served as executive vice president and president of the Hematology Division at Baxalta until its acquisition by Shire. He previously served with Baxter Healthcare Corporation as global hemophilia franchise head. Earlier in his career, Mr. Goff held positions of increasing seniority in sales and marketing with Novartis Pharmaceuticals and the pharmaceutical division of Johnson & Johnson. Mr. Goff holds a bachelor’s degree from Skidmore College and a Master of Business Administration from the Wharton School at the University of Pennsylvania.

About Intellia Therapeutics

Intellia Therapeutics, Inc. (NASDAQ:NTLA) is a leading clinical-stage gene editing company focused on revolutionizing medicine with CRISPR-based therapies. The company’s in vivo programs use CRISPR to enable precise editing of disease-causing genes directly inside the human body. Intellia’s ex vivo programs use

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CRISPR to engineer human cells outside the body for the treatment of cancer and autoimmune diseases. Intellia’s deep scientific, technical and clinical development experience, along with its people, is helping set the standard for a new class of medicine. To harness the full potential of gene editing, Intellia continues to expand the capabilities of its CRISPR-based platform with novel editing and delivery technologies. Learn more at intelliatx.com and follow us @intelliatx.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia”, “we” or “our”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding the safety, efficacy and advancement of our clinical programs and the anticipated contribution of the members of our board of directors, specifically Brian Goff, and our executives to our operations and progress.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized, including risks related to the authorization, initiation and conduct of studies and other development requirements for our product candidates such as advancing CRISPR-based therapies into late-stage clinical development; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; risks related to our relationship with third parties, including our licensors, licensees and other collaborators; and risks related to our, and our licensors’, ability to protect and maintain our intellectual property position. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

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Intellia Contacts:

Investors:

Ian Karp

Senior Vice President, Investor Relations and Corporate Communications

ian.karp@intelliatx.com

Lina Li
Senior Director, Investor Relations and Corporate Communications
lina.li@intelliatx.com

Media:
Matt Crenson

Ten Bridge Communications

media@intelliatx.com

mcrenson@tenbridgecommunications.com

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